UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Phoenix Footwear Group, Inc.

(Name of Registrant as Specified In Its Charter)

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PHOENIX FOOTWEAR GROUP, INC.
5759 Fleet Street, Suite 220
Carlsbad, California 92008
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 18, 2005
      The Annual Meeting of Stockholders of Phoenix Footwear Group, Inc. (“Phoenix” or the “Company”) will be held at Company headquarters, 5759 Fleet Street, Suite 220, Carlsbad, California 92008 on Wednesday, May 18, 2005, at 9:00 A.M., for the following purposes:

1. To elect eight persons to the Board of Directors of the Company.

2. To transact such other business as may properly come before the meeting.
      Stockholders of record as of the close of business on March 28, 2005 are entitled to notice of and to vote at the meeting and at any adjournment thereof.

By order of the Board of Directors

KENNETH WOLF,
Secretary
April 18, 2005
A form of proxy and a return envelope are enclosed for the use of Stockholders. It is requested that you fill in, date and sign the enclosed proxy and return it in the enclosed envelope even if you plan to attend the meeting in Carlsbad, California on May 18, 2005.

PHOENIX FOOTWEAR GROUP, INC.
PROXY STATEMENT

i

PHOENIX FOOTWEAR GROUP, INC.
5759 Fleet Street, Suite 220
Carlsbad, California 92008
PROXY STATEMENT
For The Annual Meeting Of Stockholders
To Be Held May 18, 2005
      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Phoenix Footwear Group, Inc., a corporation organized under the laws of the State of Delaware (the “Company” or “Phoenix”), for use at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 18, 2004, at 9:00 A.M. at Company headquarters, 5759 Fleet Street, Suite 220, Carlsbad, California 92008, together with any and all adjournments thereof. This Proxy Statement, Phoenix’s Annual Report on Form 10-K for the fiscal year ended January 1, 2005 filed with the Securities Exchange Commission (the “SEC”) and the enclosed proxy will first be sent or given to stockholders on or about April 18, 2005. You may also obtain a copy of the Company’s Annual Report on Form 10-K without charge upon written request submitted to Phoenix Footwear Group, Inc., c/o Kenneth Wolf, Chief Financial Officer, Treasurer and Secretary, 5759 Fleet Street, Suite 220, Carlsbad, California 92008 or, without charge, at the SEC’s Internet site (http://www.sec.gov).
SOLICITATION AND VOTING
      The close of business on March 28, 2005 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and at any adjournment. Each stockholder shall be entitled to one vote for each share held of record in his or her name on that date. There were outstanding on the record date 7,908,490 shares of Common Stock, $.01 par value per share, of the Company, being the only class of stock of the Company issued and outstanding and entitled to vote at the meeting.
      The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company, which has designated the nominees for directors listed below. A stockholder giving such proxy has the right to revoke it at the meeting or at any time prior thereto. All shares represented by proxies in the form enclosed herewith will be voted at the meeting and at any adjournments in accordance with the terms of such proxies, provided such proxies appear to be valid and to have been executed by stockholders of record entitled to vote at the meeting and have not previously been revoked. If no contrary instructions are given, the persons named in the proxy will vote FOR the eight nominees described on the following pages.
      As of the date of this Proxy Statement, the Board of Directors does not know of any matters not specifically referred to in this Proxy Statement which may come before the meeting. The deadline under Phoenix’s By-Laws for stockholders to notify the Company of any director nominations or proposals to be presented at the Annual Meeting has passed. If any other business should properly come before the Annual Meeting, the persons appointed by the enclosed form of proxy shall have discretionary authority to vote all such proxies, as they shall decide.
      In order to conduct any business at the Annual Meeting, a quorum must be present in person or represented by valid proxy. The By-Laws of the Company provide that a majority of the outstanding shares of Common Stock entitled to vote, present in person or represented by proxy at the meeting, constitutes a quorum. Directors will be elected at the Annual Meeting by a plurality of the votes cast. The affirmative vote of a majority of the shares present shall be required to pass any other proposal properly presented at the meeting.
      Abstention may not be specified on the proposal relating to the election of directors. Shares which abstain from voting on any other matter which is properly presented shall be included for purposes of determining the presence of a quorum, but shall be excluded in tabulating votes cast for or against any proposal to which the abstention pertains. Votes that are withheld with respect to any proposal will be excluded entirely from the vote taken for the proposal and will not be counted as present for purposes of the vote on such matter.

      If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes,” however, will be counted in determining whether there is a quorum.
      All costs of preparing, assembling and mailing the enclosed proxy material, and any additional material which may hereafter be sent in connection with the solicitation and collection of the enclosed proxy, will be paid by the Company and no part will be paid directly or indirectly by any other person. Solicitation of proxies may be made by personal interview, mail, telephone or telecopier by officers and regular employees of the Company but no additional compensation will be paid them for the time so employed.
PROPOSAL 1 — ELECTION OF DIRECTORS
      The size of the Board of Directors is set at nine directors. Greg Tunney resigned from the Board of Directors on February 28, 2005 and a replacement director has not yet been identified. The Board of Directors has nominated the eight persons listed below to be elected to the Board of Directors at the Annual Meeting and has not nominated anyone to fill the vacancy created by Mr. Tunney’s resignation. The Nominating and Governance Committee has recommended to the Board of Directors each of the eight nominees. The proxies given for the Annual Meeting may not be voted for more than eight directors. If elected, each nominee will hold office until the Annual Meeting to be held in 2006, and until his successor is elected and shall qualify.
      The Board of Directors has affirmatively determined that Messrs. DePerrior, Harden, Kratzer, Port and Robbins, constituting a majority of the nominees, are independent, as defined in the corporate governance rules of the American Stock Exchange.
      The following biographies set forth certain information with respect to the nominees for election as directors of the Company, none of whom is related to any other nominee or executive officer. All of the nominees were previously elected to the Board of Directors.
JAMES R. RIEDMAN, Age: 45
      James R. Riedman has been on our board of directors since 1993 and has been Chairman of our board of directors since 1996. He served as our Chief Executive Officer from 1996 to June 15, 2004. Mr. Riedman is the President and a director of Riedman Corporation, a holding company that, until January 2000, included a commercial insurance agency that obtained property and casualty insurance coverage for us. Mr. Riedman is also a director of Harris Interactive Inc., a leading market research firm (NASDQ:HPOL).
RICHARD E. WHITE, Age: 52
      Richard E. White has been on our board of directors since May 11, 2004 and has served as our Chief Executive Officer since July 15, 2004. From 2002 until joining Phoenix, Mr. White acted as a consultant to trade associations. From 1999 to 2002 he was President and Chief Executive Officer of Reed Exhibitions North America, the largest business-to-business event organizing company in North America. From 1997 to 1999 he was General Manager, Subsidiary Brands, of three of Nike Inc.’s four subsidiary companies, including Cole Haan and Bauer-Nike Hockey. Mr. White was employed for 15 years as President and Chief Executive Officer of Major League Baseball Properties, Inc. and served as President and Chief Executive Officer for seven of those years.
STEVEN M. DEPERRIOR, Age: 46
      Steven M. DePerrior has been on our board of directors since 1996. For more than the past five years, Mr. DePerrior has been employed with the Burke Group, an employee benefits administration and compensation consulting firm which provides services to us, as a record keeper. From 1997 until its sale in 2001, Mr. DePerrior was a principal in the Burke Group.

GREGORY M. HARDEN, Age: 49
      Gregory M. Harden has been on our board of directors since 1996. For more than the past five years he has served as President and Chief Executive Officer of Harden Furniture Co., Inc., a furniture manufacturer in McConnellsville, New York. Mr. Harden also serves on the board of directors of Oneida, Ltd. (NYSE:ONEI.OB).
JOHN C. KRATZER, Age: 42
      John C. Kratzer was elected to our board of directors in November 2003. He has been President and Chief Executive Officer of JMI Realty, Inc., a vertically-integrated private real estate investment and development company based in San Diego, California, since 1998. Prior to that (from 1995 to 1997), he was founder and Chief Operating Officer of Homegate Hospitality, Inc., a publicly traded company that ultimately merged with Prime Hospitality (NYSE: PDQ), where he directed operations for the development and construction of hotel properties.
WILHELM PFANDER, Age: 66
      Wilhelm Pfander leads our development of footwear and outsourcing activities. He has been a director of our company since April 2000 and Senior Vice President — Sourcing and Development since February 2000. For more than five years prior to that, he was Vice President — Manufacturing and Product Development at Penobscot Shoe Company which we acquired in 2000.
FREDERICK R. PORT, Age: 63
      Frederick R. Port has served on our board of directors since May 11, 2004. Mr. Port mentors startup and maturing companies, global and domestic, with emphasis on strategy, transition management, acquisition and integration, and executive organization and recruiting. From 1995 to 2000, he served as a director of Callaway Golf (NYSE:ELY) and as President of Callaway Golf International. Prior to that (from 1993 to 1995) he was Managing Director of Korn/ Ferry International and President (from 1987 to 1992) of the Owl Companies, a private multiple-industry holding company.
JOHN M. ROBBINS, Age: 57
      John M. Robbins has served on our board of directors since May 11, 2004. Mr. Robbins is Chairman and Chief Executive Officer of American Residential Investment Trust (AMX:INV), which he co-founded in 1997, and American Mortgage Network, a subsidiary of American Residential Investment Trust founded in 2001. Formerly (from 1983 to 1994), Mr. Robbins was Chairman and Chief Executive Officer of American Residential Mortgage (NASDQ:AMRS), one of the nation’s largest mortgage banking firms prior to its sale to Chase Manhattan Bank in 1994. Mr. Robbins is a director of Garden Fresh Restaurant Corporation (NASDQ:LTUS) and a Trustee of the University of San Diego.
      A stockholder using the enclosed form of proxy may authorize the persons named in the proxy to vote for all or any of the above named nominees or may withhold from said persons authority to vote for all or any of such nominees. The Board of Directors unanimously recommends a vote FOR the nominees named above. If, for any reason, any of the nominees named above should not be available for election as contemplated, it is the intention of the persons named in the proxy to vote for such other person or persons, if any, as the Board of Directors may recommend. The Board of Directors has no reason to believe any nominees will be unavailable.

A.	Meetings of Board and Committees
      The Board of Directors held five meetings during 2004. Each of the incumbent directors attended more than 75% of the total number of meetings of the Board of Directors and any committee on which he served. The Company has no policy regarding the attendance of directors at annual stockholder meetings. At the 2004 annual meeting of stockholders, each of the incumbent directors and the then nominees for election to the Board attended the meeting.

      The Board has an Executive Committee whose function is to act when the full Board of Directors is unavailable. It has the authority of the Board in the management of the business and affairs of the Company, except those powers that cannot be delegated by the Board of Directors by law. Messrs. Riedman, White, Harden and DePerrior are members of the Committee. The Executive Committee did not meet in 2004.
      The Board has a Compensation Committee whose function is to review and recommend to the Board for determination executive compensation, including salary, bonus, grant of stock options under the Company’s 2001 Long-Term Incentive Plan, and matters relating to the Company’s benefit plans. The members of the Compensation Committee at the end of 2004 were Messrs. Kratzer, DePerrior and Port, each of whom is independent as defined in AMEX listing standards. The Compensation Committee met three times during 2004.
      The Board has a Retirement Plan Committee to administer its Retirement Savings Partnership Plan. Messrs. Riedman and DePerrior are members of the Committee, which met twice during 2004.
      In considering whether to nominate a candidate for election to the Board, each candidate’s qualifications are considered in their entirety. The Board has no minimum qualifications that nominees must meet in order to be considered for election as a director.
      The Board has a Nominating and Governance Committee whose function is to make recommendations to the Board in identifying individuals qualified to become Board members and to recommend to the Board nominees for election to the Board; to assist the Board in establishing and implementing an effective corporate governance policy; to recommend appropriate committee charters; to lead the Board in its annual review of the Board’s performance, and to recommend to the Board director nominees for each committee. Each of the Committee members are independent as defined in AMEX listing standards. A copy of the Nominating and Governance Committee Charter was an attachment to last year’s proxy statement dated April 12, 2004, a definitive copy of which was filed with the SEC. The Nominating and Governance Committee did not meet in 2004.
      In identifying and recommending to the Board of Directors individuals qualified to become board members, the Nominating and Governance Committee members take into account all factors they consider appropriate, which may include experience, accomplishments, education, understanding of the business and the industry in which it operates, specific skills, general business acumen and the highest personal and professional integrity. Generally, the Committee will first consider current board members because they meet the criteria listed above and possess an in depth knowledge of the company, its history, strengths, weaknesses, goals and objectives. Before nominating a sitting director for re-election at the annual meeting, however, the Committee will consider the director’s performance on the Board.
      When seeking candidates for director, the Committee may solicit suggestions from incumbent directors, management or others. After conducting an initial evaluation and considering the candidate suitable, the Committee will interview the candidate and will ask the candidate to meet with other directors and management. If the Committee believes the candidate would be a valuable addition to the Board, it will recommend to the full Board that candidate’s election.
      The Nominating and Governance Committee will consider director candidates recommended by stockholders who comply with the timing, procedures and information requirements of Section 1.11 of the Company’s By-laws, the text of which is set forth in Appendix A to this Proxy Statement. In considering such candidates, the Committee will take into account the factors listed above together with the size and composition of the existing Board and potential conflicts of interest or legal considerations.
      The Board also has an Audit Committee whose function is retaining the Company’s independent registered public accountants, reviewing their independence, reviewing and pre-approving any non-audit services that they may perform, reviewing the adequacy of accounting and financial controls, reviewing the Company’s critical accounting policies and reviewing and approving any related party transactions. Committee members at the end of 2004 were Messrs. Harden, Robbins and Port, each of whom was determined by the Board to be independent as defined in AMEX listing standards. The Audit Committee met four times during 2004.

      In accordance with the requirements of AMEX, the Board has designated Gregory Harden, Chairman of the Audit Committee, as its Financial Expert. However, as specified by the SEC, such designation does not impose on him any duties, obligations or liabilities that are greater than the duties, obligations and liability imposed on him as a member of the Audit Committee and the Board of Directors in the absence of such designation; nor does it affect the duties, obligations or liability of any other member of the Audit Committee or the Board.
      Notwithstanding anything to the contrary set forth in the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this proxy statement, in whole or in part, the Compensation Committee Report, Audit Committee Report and Performance Graph contained in this proxy statement shall not be incorporated by reference into any such filings.

B.	Compensation of Directors
      The 2004 annual retainer for each Director who is not an officer of the Company was $25,000 plus an additional $5,000 for each director holding a committee chair position and an option to purchase 15,000 shares of Common Stock, awarded at the annual meeting of directors or when elected to the Board, with an exercise price equal to the market price of the Company’s stock on that date. Fifty percent of the director options vests immediately and the balance vests equally on the first and second anniversary of the date of grant, if the option holder continues to be a director on those dates.

C.	Stock Ownership of Certain Beneficial Owners and Management
      The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock by each beneficial owner known by the Company to own more than 5% of the Common Stock, each current director, each nominee for director, the Chief Executive Officer of the Company, the four most highly compensated executive officers other than the CEO (including former President and Chief Operating Officer Greg Tunney) and all current directors, nominees for director and executive officers of the Company as a group, as of March 15, 2005, including shares which underlie options which can be exercised within 60 days. All share amounts reflect the two-for-one split of the Company’s Common Stock which occurred at the close of business on June 12, 2003. On February 24, 2005, the Compensation Committee approved the acceleration of the vesting of options to purchase 440,000 shares of common stock held by certain participants in the Company’s 2001 Long-Term Incentive Plan. Except as indicated below, and subject to applicable community property laws, each owner has sole voting and sole investment power with respect to the stock listed.

	Amount and
	Nature of
	Beneficial	Percent
Name of Beneficial Owner	Ownership(1)(2)(3)	of Class

Executive Officers, Directors, and Nominees
James R. Riedman(4)	2,812,545	33.2%
Richard E. White	215,000	2.6%
Greg A. Tunney	217,435	2.7%
Kenneth E. Wolf(5)	117,344	1.5%
Wilhelm Pfander	47,413	*
Francisco Morales	54,482	*
Steven M. DePerrior(6)	782,141	9.9%

	Amount and
	Nature of
	Beneficial	Percent
Name of Beneficial Owner	Ownership(1)(2)(3)	of Class

Gregory M. Harden	39,398	*
John C. Kratzer	25,000	*
Frederick R. Port(7)	15,700	*
John M. Robbins	18,500	*
All current directors and executive officers as a group (10 persons)	3,532,953	38.9%

Beneficial Owners of 5% or more
Riedman Corporation	632,710	7.8%
Retirement Committee of the Phoenix Footwear Group, Inc. Retirement Savings Partnership Plan(8)	745,743	9.4%
AW Investment Company(9)	493,500	6.2%
Austin W. Marxe(9)	493,500	6.2%
David M. Greenhouse(9)	493,500	6.2%
Harrison Trask	393,133	5.0%

*	Less than 1% of our outstanding common stock.

(1)	Unless otherwise noted, each person has sole voting and dispositive power with respect to all shares of common stock beneficially owned.

(2)	Includes shares issuable upon the exercise of outstanding stock options as follows:

James R. Riedman	310,084
Richard E. White	215,000
Greg A. Tunney	114,754
Kenneth E. Wolf	83,333
Wilhelm Pfander	20,000
Francisco Morales	50,000
Steven M. DePerrior	35,398
Gregory M. Harden	35,398
John C. Kratzer	25,000
Frederick R. Port	15,000
John M. Robbins	15,000
All current directors and officers as a group (10 persons)	918,967
Riedman Corporation	250,000

(3)	Includes shares held in such person’s account under our 401(k) Plan over which, by the terms of the plan, each has investment control, but not voting control:

James R. Riedman	9,794
Greg A. Tunney	36,276
Kenneth E. Wolf	9,091
Wilhelm Pfander	17,413
Francisco Morales	3,482

(4)	Includes the following shares of which Mr. Riedman disclaims beneficial ownership: shares beneficially owned by Riedman Corporation, of which Mr. Riedman is President and director and a shareholder, shares owned by his children; shares held by an affiliated entity; and 745,743 shares held by our 401(k) Plan, including those shares allocated to his account. Mr. Riedman is a member of our board of directors’ retirement plan committee, which serves as fiduciary for the 401(k) Plan, and through that committee he shares voting control over such shares, and shares investment control over shares not yet allocated to plan participants.

(5)	Includes 920 shares owned by family members, as to which Mr. Wolf disclaims beneficial ownership.

(6)	Includes 745,743 shares held by our 401(k) Plan. Mr. DePerrior is a member of our board of directors’ retirement committee, which serves as fiduciary for the 401(k) Plan, and through that committee he shares voting control over such shares, and shares investment control over shares not yet allocated to plan participants.

(7)	Shares held by the Frederick and Linda Port Family Trust dated February 23, 2000, of which Mr. Port serves as trustee.

(8)	The members of our board of directors’ retirement committee, which serves as fiduciary for our 401(k) plan, share voting control over these shares, and share investment control over shares not yet allocated to plan participants. The plan’s mailing address is c/ o Phoenix Footwear Group, Inc., 5759 Fleet Street, Suite 220, Carlsbad, California 92008.

(9)	Based solely on the Schedule 13G filed by Austin W. Marxe and David M. Greenhouse with the SEC on February 8, 2005. The Schedule 13G reports that that Messrs. Marxe and Greenhouse are the controlling principals of AWM Investment Company, Inc., (“AWM”), and that AWM is the general partner of MGP Advisers Limited Partnership (“MGP” and together with AWM, the “Investment Advisors”). It further reports that AWM is the general partner and investment advisor to the Special Situations Cayman Fund, L.P. (the “Cayman Fund”) and that MGP is the general partner of and investment adviser to Special Situations III, L.P., (“Special Situations Fund III” and together with the Cayman Fund, the “Special Situation Funds”). Each of the Special Situations Funds and the Investment Advisors has sole voting and dispositive power over the shares of Common Stock which are respectively beneficially owned by each such fund or advisor, as applicable. Messrs. Marxe and Austin have shared voting and dispositive power over the Company’s common stock held by the Special Situations Funds. The Cayman Fund holds 132,500 shares of the Company’s common stock and Special Situations Fund III holds 361,500 shares of the Company’s common stock.

D.     Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who hold more than 10% of its Common Stock to file with the Securities and Exchange Commission (the “SEC”) reports of ownership and changes in ownership of Common Stock. Officers, directors and greater-than-10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
      Based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that, with respect to its 2004 fiscal year, all filing requirements applicable to the Company’s officers, directors and greater-than-10% stockholders were complied with, except that Messrs. Riedman and Robbins. made late filings of Form 4 with respect to separate purchases of the Company’s common stock in the amount of 20,000 shares and 1,000 shares, respectively.
E.     Communications With Directors
      Stockholders who wish to communicate with the Board or any individual director can write to:
           Phoenix Footwear Group, Inc.
Board Administration
5759 Fleet Street, Suite 220
Carlsbad, California 92008

      The letter should indicate that the sender is a stockholder. Depending on the subject matter, Management will:

•	forward the letter to the director or directors to whom it is addressed;

•	attempt to handle the matter directly (as where information about the Company or its stock is requested); or

•	not forward the letter if it is primarily commercial in nature or relates to an improper or irrelevant topic.
      A summary of all communications that were received since the last meeting and were not forwarded will be presented at each Board meeting along with any specific communication requested by a director.
Executive Officers
      In addition to Mr. Riedman, Mr. White and Mr. Pfander who are also directors, the Company’s executive officers are as follows:
      Kenneth E. Wolf — Chief Financial Officer, Treasurer and Secretary. Prior to joining the Company on February 1, 2003, Mr. Wolf was employed as Senior Vice President, Finance & Controller of Callaway Golf Company (NYSE) where he worked for nine years. Mr. Wolf is 44 years of age and a certified public accountant.
      Francisco Morales — President of our Royal Robbins subsidiary. He has served in that capacity since October 2002. Prior to that time he served as Director of Product Development and Packaging in 2002 for Dick’s Sporting Goods, Inc., and was their Manager of Product Development from 2000 to 2002. Mr. Morales was the Textile Sourcing Manager for LL Bean, Inc., in fiscal 2000, and a raw materials engineer with them from fiscal 1998 to fiscal 2000. Mr. Morales is 31 years of age.
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

A.	Summary Compensation Table
      The following table discloses compensation received by Phoenix’s Chief Executive Officer and the next four most highly paid executive officers during 2004, which exceeded $100,000 (the “Named Executive Officers”), for the three fiscal years ended December 31, 2002, December 27, 2003 and January 1, 2005.
Summary Compensation Table

						Long-Term
	Annual Compensation					Compensation
				Other Annual		Securities
Name and Principal Position	Year	Salary	Bonus	Compensation		Underlying Options

James R. Riedman	2004	$325,000	—	$39,509	(4)(5)	104,742
(Chairman) (1)	2003	$186,058	—	—		66,666
	2002	$85,000	—	—		10,000
Richard E. White	2004	$269,231	—	—		215,000
(Chief Executive Officer)(2)
Greg A. Tunney	2004	$275,000	$50,000	$39,509	(4)(5)	81,159
(Former President &	2003	$225,204	$20,028	$27,043	(4)	—
COO)(3)	2002	$200,280	$58,084	—		50,000
Kenneth E. Wolf	2004	$180,000	$30,000	30,476	(4)	50,000
(CFO, Treasurer &	2003	$135,589	—	—		50,000
Secretary)
Francisco Morales	2004	$160,000	—	27,090	(4)	—
(President Royal Robbins)(6)	2003	$24,615	—	—		50,000

(1)	Mr. Riedman became our full-time employee on March 1, 2003 with an annual salary of $225,000. Effective January 1, 2004, his salary was increased to $325,000 annually. Effective June 15, 2004, Mr. Riedman resigned as Chief Executive Officer, but continued to serve as the Chairman of the Board at the same annual salary.

(2)	Mr. White became a director of the Company on May 11, 2004 and our Chief Executive Officer on June 15, 2004. Upon being elected as a director of the Company Mr. White received director options for the purchase of up to 15,000 shares at an exercise price of $13.33 per share. Upon becoming Chief Executive Officer Mr. White received options for the purchase of up to 200,000 shares at an exercise price of $11.40 per share. His employment agreement also provides he is eligible to receive options for up to an additional 185,000 shares in 2005 and 100,000 shares in 2006.

(3)	Mr. Tunney resigned as President and Chief Operating Officer February 28, 2004.

(4)	Represents the value of other compensation earned through the annual allocation of shares to our 401(k) plan.

(5)	Includes other compensation of $4,800 for auto allowance.

(6)	Mr. Morales joined the Company on October 31, 2003 in connection with our acquisition of Royal Robbins, Inc.

B.	Equity Compensation Plan Information

	Number of securities		Number of securities
	to be issued upon	Weighted average	remaining available for
	exercise of	exercise price of	future issuance under
	outstanding options,	outstanding options,	equity comp plans
Plan Category	warrants and rights	warrants and rights	(excluding (a))

	(a)	(b)	(c)
Equity compensation plans approved by stockholders(1)	1,082,000	$7.53	397,000
Equity compensation plans not approved by stockholders(2)	448,000	$3.51	—

Total	1,530,000	$6.35	397,000

(1)	Consists of the following plans: 2001 Long-Term Incentive Plan and the 1995 Stock Incentive Plan. No shares are available for grant under the 1995 Stock Incentive Plan at January 1, 2005. The 2001 Long-Term Incentive Plan permits the award of stock options, restricted stock and various other stock-based awards.

(2)	Consists of a) options to purchase 398,000 shares of common stock granted to James R. Riedman and Riedman Corporation at a weighted average exercise price of $2.07 per share in connection with financial guaranties and loans granted to us; and b) outstanding underwriter warrants to purchase up to 50,000 shares at an exercise price of $15.00 per share issued in July 2004 in connection with our follow-on public offering.

C.     Option Grants in Last Fiscal Year

					Potential Realizable
					Value at Assumed
		Percent of Total			Annual Rates of Stock
		Options			Price Appreciation for
	Number of Shares	Granted to	Exercise		Option Term
	Underlying	Employees in	Price Per	Expiration
Name	Options Granted	Fiscal Year(1)	Share	Date(2)	5%	10%

James A. Riedman	104,742	17%	$8.91	2/5/2009	$586,917	$1,487,362
Richard E. White(3)	200,000	33%	$11.40	6/15/2014	$1,333,880	$3,633,733
Richard E. White(4)	15,000	2%	$13.33	5/11/2014	$125,700	$318,549
Greg A. Tunney(5)	81,159	13%	$8.10	2/5/2014	$413,428	$1,047,707
Kenneth E. Wolf	50,000	8%	$8.10	2/5/2014	$254,702	$645,466
Francisco Morales	—	—	—	—	—	—

(1)	Based on options to purchase 611,401 shares granted to our employees and directors in fiscal 2004.

(2)	The options were initially exercisable in cumulative one-third installments vesting annually beginning on the first anniversary of the date of grant. The grant dates for Messrs. Riedman, White, Tunney and Wolf, were February 5, 2004, June 15, 2004, February 5, 2004 and February 5, 2004, respectively. On February 24, 2005, the Compensation Committee approved the acceleration of the vesting of options to purchase 440,000 shares of common stock held by certain participants in the Company’s 2001 Long-Term Incentive Plan, which included Mr. Riedman’s options for 100,000 shares of the Company’s common stock, Mr. White’s options for 215,000 shares of the Company’s common stock, Mr. Wolf’s options for 50,000 shares of the Company’s common stock and Mr. Morales options for 50,000 shares of the Company’s common stock.

(3)	Mr. White became Chief Executive Officer of the Company on June 15, 2004. Under the terms of his employment agreement, Mr. White received an option to purchase up to 200,000 shares at an exercise price of $11.40 per share. The agreement also provides that Mr. White is eligible to receive options to purchase up to an aggregate of 185,000 shares and 100,000 shares, on the one-year and two year anniversaries, respectively, following his entry into the employment agreement. The exercise price will be the market price on the date of grant.

(4)	Mr. White received these options in 2004 as part of his annual retainer fee as director and not as part of his compensation.

(5)	Mr. Tunney resigned as President and Chief Operating Officer on February 28, 2004 and consequently all unvested options granted to him during fiscal 2004 were forfeited.

D.	Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End (FYE) Option Values

			Number of Shares
			Underlying Unexercised		Value of Unexercised In
			In the Money Options		the Money Options at
			at FYE Exercisable/		FYE Exercisable/
	Shares Acquired	Value	Unexercisable		Unexercisable
Name	On Exercise	Realized	(#)		($)(2)

James R. Riedman	—	—	183,120/44,444	(1)	$1,031,800/	$193,776
Richard E. White	—	—	—/	—	—/	—
Greg A. Tunney(3)	16,405	$91,735	133,595/	—	$709,320/	—
Kenneth E. Wolf	—	—	16,667/	33,333	$70,085/	$130,499
Francisco Morales	—	—	16,667/	33,333	$12,834/	$16,000

(1)	Options for 2,898 shares and for 10,000 shares were granted in 2001 and 2002, respectively, to Mr. Riedman and each of our other directors who was not a full-time employee as part of his annual retainer fee as director. We do not deem these options to Mr. Riedman as compensation for his services as CEO.

(2)	Based on the last reported sale price of our common stock of $7.78 on December 31, 2004, the last trading day of fiscal 2004, as reported by the AMEX, minus the exercise price per share.

(3)	Mr. Tunney resigned as President and Chief Operating Officer on February 28, 2004 and consequently 50,000 unvested options held by him as of that date were forfeited.

E.	Compensation Committee Interlocks and Insider Participation/ Compensation Committee Report on Executive Compensation
      The members of the Compensation Committee during 2004 were Messrs. Kratzer, DePerrior and Port. None of the Committee members is or was:

•	an officer or employee of the Company or its subsidiary, or

•	an employee of an entity whose board of directors (or compensation committee) includes an executive officer of the Company or

•	an employee of a entity who directly or indirectly benefits from its transactions with the Company or

•	a family member of a person whose compensation is in any way affected by any Company executive officer.
      The Board determined that each of them is independent as defined in Rule 121B of AMEX.
      The Compensation Committee consists entirely of independent directors in accordance with the American Stock Exchange requirements. The Committee oversees and administers the Company’s compensation program for its executive officers and directors. The Compensation Committee bases its decisions on both individual performance and the Company’s financial results. All compensation decisions are made solely by the Compensation Committee; however, the Compensation Committee may consult with the Chairman of the Board and the Company’s Chief Executive Officer as part of its decision making process when examining their respective compensation packages. However, the Chief Executive Officer, as required by the AMEX, may not be present during voting or deliberations as to his compensation.
      Objectives. The policies of the Compensation Committee of the Board of Directors of the Company are highly performance-related and are intended to motivate and reward individual performance that contributes to the attainment of the operational, financial and strategic goals set by management to build shareholder value.
      Components. The principal elements of the compensation program for executive officers are base salary, performance-based annual bonuses and stock options. For a summary of the executive compensation for fiscal year 2004, see the Summary Compensation Table under the heading “Compensation of Directors and Executive Officers” above.
      Base Salaries. The Committee has based its decisions on salaries for Phoenix’s executive officers, including its Chairman, Chief Executive Officer, and Chief Financial Officer, on a number of factors, both objective and subjective. Objective factors considered include amounts set in employment agreements or terms of employment, increases in the cost of living, our Company’s overall historical performance, stockholder return, competitiveness with compensation offered by comparable companies and compensation levels in recent years, although no specific formulas based on such factors have been used to determine salaries. Salary decisions are based primarily on the Committee’s subjective analysis of the factors contributing to our long-term success and of the executive’s individual contributions to such success.
      Bonuses. During 2004, the Committee approved bonuses for corporate executives based on individual performance as determined by the Committee in its subjective judgment. In fiscal 2004, the Committee awarded a bonus of $50,000 to Mr. Tunney and $30,000 to Mr. Wolf, based on their individual performances in fiscal 2003, including their efforts to integrate and consolidate the Company’s acquired brands during 2003. These bonuses were paid in fiscal 2004. The Committee plans to continue this practice in fiscal 2005.

      The Committee has also adopted a division management bonus plan for the management of the Company’s brand divisions. The plan provides for a bonus pool equal to a percentage of the actual net contribution to Phoenix’s operating earnings by the division which is available only if a minimum target net contribution is achieved by the division for the fiscal year. During fiscal 2004 only the Company’s Royal Robbins division management earned bonuses under this plan, including a $70,000 bonus to Francisco Morales, the President of the division. These bonuses were paid in fiscal 2005. The Committee has approved the continuation of this plan for 2005.
      The Committee has adopted a corporate executive incentive plan for fiscal 2005. This plan provides non-discretionary bonus incentives for corporate officers based on profitability targets and individual goals and objectives. Messrs. Riedman, White, and Wolf are eligible for bonuses under this plan. The bonuses will be a percentage of each corporate executive’s annual compensation.
      Stock Options. The Committee views stock options as a significant long-term compensation vehicle for Phoenix’s executive officers. Stock options generally are granted at the prevailing market price on the date of grant and will have value only if Phoenix’s stock price increases. Options that are granted under Phoenix’s 2001 Long-Term Incentive Plan have vesting schedules set by the Compensation Committee, which generally are three years. Grants of stock options generally are based upon the performance of Phoenix, the level of the executive’s position within Phoenix and an evaluation of the executive’s past and expected future performance. The Committee generally awards stock options once every 2 years. The Company’s executives also participate in the Company’s 401(k) plan which results in annual allocations to their retirement accounts of Company stock held by the plan. The Committee has determined to provide a supplement to the Company’s executive officers to the extent that stock allocation under the plan is reduced due to contribution limitations. The supplement will be 35% of the value of the reduction at the time of the grant. This supplemental grant is at the discretion of the Committee.
      Employment Agreements. During 2004, the Compensation Committee approved employment agreements for the Company’s new Chief Executive Officer that became effective June 15, 2004. In addition, in January 2004, the Committee approved a new employment agreement for the Company’s then Chief Executive Officer and now Chairman of the Board, James Riedman and the renewal of the Company’s then President and Chief Operating Officer, Greg Tunney who has since resigned. The terms of the agreements are described below.

Respectfully submitted,

The Compensation Committee:
Steven M. DePerrior, Chair
John C. Kratzer
Frederick R. Port

F.	Employment Agreements
      On June 15, 2004, we entered into a three-year employment agreement with Richard E. White to serve as our Chief Executive Officer. The agreement provides for an annual base salary of $500,000 and participation in an incentive bonus plan where he is eligible to receive an incentive bonus at a target amount of $250,000 in the first year. If Mr. White is terminated without cause he will be entitled to be paid his salary and benefits for 18 months. If he is terminated without cause, or has a substantial reduction in his duties, in connection with a change in control, Mr. White will be entitled to be paid an amount equal to his total compensation for the two years prior to termination. The agreement provides for confidentiality, employee non-solicitation and customer non-solicitation covenants that extend for one year after the termination of his employment. Upon entering into the employment agreement, Mr. White also received a 10-year option to purchase 200,000 shares of our common stock at a price of $11.40 per share (the market price on the date of grant), vesting initially in one-third installments each year beginning on the first anniversary of the date of grant. As mentioned below, the options are now fully vested. Mr. White is also eligible to receive options to purchase an aggregate of

185,000 shares and 100,000 shares on the one-year and two year anniversaries, respectively, following his entry into the employment agreement. The exercise price will be the market price on the date of grant.
      We entered into a three-year employment agreement with James R. Riedman, our Chairman, effective January 1, 2004. The agreement provides for an annual base salary of $325,000 and participation in executive bonus plans as may be established. If Mr. Riedman is terminated without cause, he will be entitled to be paid salary and benefits for 18 months. If he is terminated without cause or has a substantial reduction in his duties, in connection with a change in control, Mr. Riedman will be entitled to be paid three times his base salary. The agreement also provides for confidentiality, employee non-solicitation and customer non-solicitation covenants that extend for one year after the termination of his employment.
      In September 2003, we renewed our employment agreement with Greg Tunney, our then President and Chief Operating Officer. Mr. Tunney resigned from the Company on February 28, 2005. Mr. Tunney’s agreement provided for an annual base salary of $245,000 and participation in executive bonus plans as may be established. Under the terms of Mr. Tunney’s agreement, he is entitled to receive salary and benefits for 18 months. The agreement also provides for confidentiality, employee non-solicitation and customer non-solicitation covenants that extend for one year after the termination of his employment.
      Concurrent with our acquisition of Royal Robbins on October 31, 2003, we entered into an employment agreement with Francisco Morales as President of Royal Robbins. Mr. Morales had been a minority owner of Royal Robbins and had served as President of Royal Robbins since October 2002. The agreement provides for a base salary of $160,000 for two years, with opportunity for bonuses. In connection with his employment, Mr. Morales received a 10-year option to purchase 50,000 shares of our common stock at a price of $7.01 per share (the market price on the date of grant), vesting initially in one-third installments beginning on the first anniversary date of the grant year. As mentioned below, the options are now fully vested. If he is terminated without cause, Mr. Morales will be entitled to be paid six months salary and benefits (other than incentive compensation). The agreement also provides for confidentiality, employee non-solicitation and non-competition covenants that extend for one year after the termination of his employment.
      On February 24, 2005, the Compensation Committee approved the acceleration of the vesting of options to purchase 440,000 shares of common stock held by the participants in the Company’s 2001 Long-Term Incentive Plan, which included Mr. Riedman’s options for 100,000 shares of the Company’s common stock, Mr. White’s options for 215,000 shares of the Company’s common stock, Mr. Wolf’s options for 50,000 shares of the Company’s common stock and Mr. Morales options for 50,000 shares of the Company’s common stock.
      On May 11, 2004, the Company amended the employment agreements of Messrs. Riedman and Tunney to not include the value of stock options granted to them in the base compensation for the years of grant for purposes of determining payments due upon a change in control.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      Other than the employment agreements with Messrs. Riedman, White, Tunney and Morales and our compensation arrangements with our directors and executive officers described above, since January 1, 2004 there have been no transactions or series of transactions, to which we or any of our subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which any director, nominee, officer or holder known to us of more than 5% of our common stock, or any member of the immediate family of any of them, is a party, directly or indirectly.

STOCKHOLDER RETURN PERFORMANCE GRAPH
      The following graph compares the cumulative total stockholder return on Phoenix Footwear Group, Inc. Common Stock to the Standard & Poor’s Small Cap 600 Index and The Standard & Poor’s 600 Footwear Index, assuming an investment of $100 at the beginning of the period indicated. These indices are weighted based on the market capitalization of the companies included in each Index.

	1999	2000	2001	2002	2003	2004

Phoenix Footwear	100.00	102.53	115.15	173.23	378.79	392.93
S&P 600 Footwear	100.00	192.35	142.17	166.60	274.26	319.57
S&P Small Cap 600	100.00	111.02	117.39	99.41	136.72	166.24
      The Phoenix Footwear Group Index is based upon the closing prices of Phoenix Footwear Group Common Stock at December 31, 1999, December 29, 2000, December 31, 2001 and 2002, December 30, 2003 and December 31, 2004 of $1.98, $2.03, $2.28, $3.43, $7.50 and $7.78, respectively. These share prices reflect the two-for-one split of the Company’s Common Stock, which occurred at the close of business on June 12, 2003. The stock price performance shown on the graph is not necessarily indicative of future price performance.
      The Stockholder Return Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this document by reference and shall not otherwise be deemed filed.
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
      On April 8, 2005, our Audit Committee approved the engagement of Grant Thornton, LLP to be the Company’s independent registered public accounting firm and to audit our financial statements for the fiscal year ended December 31, 2005 and report on the results of their audit. A representative of Grant Thornton is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires and to respond to appropriate questions.
      Deloitte & Touche LLP had been the Company’s independent registered public accounting firm and had audited the Company’s financial statements for the fiscal year ended January 1, 2005. No representative of Deloitte & Touche is expected to be present at the Annual Meeting. The Company dismissed Deloitte & Touche effective April 8, 2005 as its certifying accountants. The decision to change the Company’s independent auditors was made by the Audit Committee.

      Deloitte & Touche’s reports on the Company’s financial statements for the fiscal years ended January 1, 2005 and December 27, 2003 were unqualified as to uncertainty, audit scope or accounting principles , except that the report on the Company’s consolidated financial statements for the fiscal year ended December 27, 2003 made reference to the Company’s adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets. There were no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during those fiscal years, and in the subsequent interim period through the termination date, which, if not resolved to Deloitte & Touche’s satisfaction, would have caused Deloitte & Touche to make reference to the subject matter of the disagreement(s) in connection with its report. During the two most recent fiscal years and through the date hereof, there have been no “reportable events” (as defined in Regulation S-K, Item 304 (a)(1)(v)).
      Deloitte & Touche has furnished a letter addressed to the SEC stating that it agrees with the statements made by the Company. Each of Grant Thornton and Deloitte & Touche has informed the Company that it does not believe that the statements made in this Proxy Statement by the Company with respect to the change in accountants are incorrect or incomplete. Prior to its engagement as the Company’s independent auditors, Grant Thornton had not been consulted by the Company either with respect to the application of accounting principles to a specific transaction or the type of audit opinion that might be rendered on the Company’s financial statements.

A.	Audit Committee Report
      The Audit Committee has reviewed and discussed with management the Company’s consolidated financial statements audited by Deloitte & Touche, including the balance sheets as of January 1, 2005 and December 27, 2003 and the consolidated statements of operations, cash flows and stockholders equity for the three fiscal years ended January 1, 2005. It also discussed with Deloitte & Touche the matters required to be discussed by Statement on Auditing Standards 61 including the role of the auditor, the Company’s significant accounting policies, the methodology used by management in making significant accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates, the methodology used by management in making significant adjustments in the financial statements, any disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements, any difficulties encountered in performing the audit, and certain other matters. Deloitte & Touche has provided the Committee with the written disclosures and letter required by Independent Standards Board Statement No. 1 and the Committee has discussed with Deloitte & Touche, Deloitte & Touche’s independence.
      In 2004, the Audit Committee reviewed and discussed the requirements of, and the Company’s progress on complying with, Section 404 of the Sarbanes-Oxley Act of 2002, including the Public Company Accounting Oversight Board’s (PCAOB) Auditing Standard No. 2 regarding the audit of internal control over financial accounting.
      Based on the review and discussions mentioned, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for 2004 for filing with the SEC.

Respectfully submitted,

The Audit Committee:
Gregory M. Harden, Chair
Frederick R. Port
John M. Robbins

B.	Fees for Audit and Other Services
      The following table presents fees billed for professional services rendered by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) for the fiscal years 2004 and 2003:

	2004	2003

Audit Fees(1)	$448,000	$117,000
Audit Related Fees(2)	70,000	112,000
Tax Fees(3)	106,000	39,000

Deloitte Total Fees	$624,000	$268,000

(1)	Fees for audit services billed in 2004 consisted of audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements and comfort letters, consents and other services related to SEC matters. Fees for audit services billed in 2003 consisted of audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements and other services related to SEC matters.

(2)	Audit related fees in 2004 and 2003 represented fees for acquisition due diligence and other related services.

(3)	Tax Fees represent fees billed for professional services rendered by Deloitte & Touche for tax compliance (including federal, state and local sales and use and property returns), fees for acquisition due diligence and tax examination assistance.
      All audit services and fees were pre-approved by the Audit Committee. Additionally, in each instance the Audit Committee considered and pre-approved such non-audit services. The Audit Committee has not adopted any pre-approval policies and procedures for audit and non-audit services to be performed by the independent auditors. Such services are approved in advance by the Audit Committee itself. No services were approved pursuant to the de minimus exception of the Sarbanes-Oxley Act of 2002.
STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING
      A stockholder proposal submitted for inclusion in the proxy and proxy statement relating to the next Annual Meeting of Stockholders of the Company must be received by the Company no later than December 19, 2005. The procedure and timing to be followed and the information to be provided are set forth in Section 1.11 of the Company’s By-laws, the text of which is set forth in Appendix A to this Proxy Statement.

JAMES R. RIEDMAN
Chairman
April 18, 2004

APPENDIX A
PHOENIX FOOTWEAR GROUP, INC.
By-Laws
      Section 1.11     Notice of Stockholder Business and Nominations.
           (a) Annual Meetings of Stockholders.
                (i) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Corporation’s notice of meeting, (B) by or at the direction of the Board of Directors or (C) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Section 1.11, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 1.11.
                (ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(i) of this Section 1.11, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 120th day prior to the first anniversary of the date of the Corporation’s proxy statement released to stockholders in connection with the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 14a-11 thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner and (2) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.
                (iii) Notwithstanding anything in the second sentence of paragraph (a)(ii) of this Section 1.11 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 1.11 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.
           (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.

A-1

Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 1.11, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.11. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (a)(ii) of this Section 1.11 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.
           (c) General.
                (i) Only such persons who are nominated in accordance with the procedures set forth in this Section 1.11 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.11. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.11 and, if any proposed nomination or business is not in compliance with this Section 1.11, to declare that such defective proposal or nomination shall be disregarded.
                (ii) For purposes of this Section 1.11, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
                (iii) Notwithstanding the foregoing provisions of this Section 1.11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.11. Nothing in this Section 1.11 shall be deemed to affect any rights of (1) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (2) the holders of any series of Preferred Stock to elect directors under specified circumstances.

A-2

DETACH HERE	ZDGR62

PROXY

PHOENIX FOOTWEAR GROUP, INC.

ANNUAL MEETING OF STOCKHOLDERS — WEDNESDAY, MAY 18, 2005 AT 9:00 A.M.

      The undersigned stockholder in Phoenix Footwear Group, Inc. (the “Company”) hereby appoints James R. Riedman, proxy for the undersigned with all the powers the undersigned would possess if personally present, to vote all common stock of the undersigned in the Company at the Annual Meeting of Stockholders of said Company on Wednesday, May 18, 2005 and at all adjournments thereof, for the election of eight directors and, in his discretion, upon any other matter which may properly come before said meeting or any adjournment. The undersigned hereby revokes all previous proxies.

      THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. UNLESS OTHERWISE INSTRUCTED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 SET FORTH ON THE REVERSE SIDE.

SEE REVERSE
SIDE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE
SIDE

PHOENIX FOOTWEAR GROUP, INC.

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE	ZDGR61

☒	Please mark votes as in this example.

MANAGEMENT RECOMMENDS A VOTE FOR ITEM 1.

1.  Election of eight Directors.

Nominees:	Steven M. DePerrior, Gregory M. Harden, John C. Kratzer, Wilhelm Pfander, Frederick R. Port, James R. Riedman, John M. Robbins and Richard E. White

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐	For all nominees except as noted above

PLEASE COMPLETE, SIGN, DATE AND RETURN IN
THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

Signature:	Date:	Signature:	Date: